   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                XCEL ENERGY INC.
             (Exact name of registrant as specified in its charter)

                         MINNESOTA                                          41-0448030
      (State or other jurisdiction of incorporation or        (I.R.S. Employer Identification Number)
                       organization)

   800 NICOLLET MALL, SUITE 3000, MINNEAPOLIS, MINNESOTA 55402 (800) 328-8226

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              EDWARD J. MCINTYRE                                  CATHY J. HART
  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                   CORPORATE SECRETARY
               XCEL ENERGY INC.                                 XCEL ENERGY INC.
        800 NICOLLET MALL, SUITE 3000                    800 NICOLLET MALL, SUITE 3000
         MINNEAPOLIS, MINNESOTA 55402                     MINNEAPOLIS, MINNESOTA 55402
                (612) 215-4515                                   (612) 215-5346

          (Name and address, including zip code, of agent for service)
                            ------------------------

                                    COPY TO:
                                ROBERT J. JOSEPH
                           Gardner, Carton & Douglas
                             321 North Clark Street
                            Chicago, Illinois 60610
                                 (312) 245-8754
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED         PER UNIT(1)        OFFERING PRICE      REGISTRATION FEE
Debt Securities....................    $1,000,000,000            100%            $1,000,000,000          $264,000

(1) Estimated solely for purposes of calculating registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2000

PROSPECTUS

                                     [LOGO]

                                XCEL ENERGY INC.

                         800 NICOLLET MALL, SUITE 3000
                          MINNEAPOLIS, MINNESOTA 55402
                                 (800) 328-8226
                                DEBT SECURITIES

                            ------------------------

    We may offer for sale from time to time up to $1,000,000,000 aggregate principal amount of our unsecured debt securities. We refer to the debt securities being offered by this prospectus as "Debt Securities." We may sell the Debt Securities in one or more series through (i) underwriters or dealers,
(ii) directly to a limited number of institutional purchasers, or (iii) agents. See "Plan of Distribution." The particular type of security being sold as well as the amount and terms of the sale of such Debt Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this Prospectus. Such Prospectus Supplement will include if applicable:

    - The names of any underwriters, dealers or agents involved in the distribution of the Debt Securities;

    - Any applicable commissions or discounts and the net proceeds to the Company from such sale;

    - The aggregate principal amount and offering price of the Debt Securities;

    - The rate or rates (or method of calculation) of interest;

    - The time or times and place of payment of interest;

    - The maturity date or dates; and

    - Any redemption terms or other specific terms of such series of Debt Securities.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

                  The date of this Prospectus is             .

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                            ------------------------

                               TABLE OF CONTENTS
                                   PROSPECTUS

About this Prospectus.......................................       1
Where You Can Find More Information.........................       1
Xcel Energy.................................................       3
Use of Proceeds.............................................       3
Ratio of Earnings to Fixed Charges..........................       4
Description of Debt Securities..............................       4
Book-Entry System...........................................       8
Legal Opinions..............................................       9
Experts.....................................................       9
Plan of Distribution........................................      10

                             ABOUT THIS PROSPECTUS

    This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the Debt Securities described in this Prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This Prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1999;

    - Northern States Power Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

    - Northern States Power Company's Current Reports on Form 8-K dated January 13, 2000, February 23, 2000, March 3, 2000, March 29, 2000,
      May 26, 2000 and August 21, 2000 (Xcel Energy);

    - New Century Energies' Annual Report on Form 10-K for the year ended December 31, 1999;

    - New Century Energies' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

    - New Century Energies' Current Reports on Form 8-K dated April 19, 2000, June 1, 2000, and July 24, 2000

    We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary
                                Xcel Energy Inc.
                         800 Nicollet Mall, Suite 3000
                             Minneapolis, MN 55402
                                 (612) 215-5346

    You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                     [LOGO]

    Xcel Energy Inc., a Minnesota corporation ("Xcel Energy" or the "Company") is a public utility holding company with six public utility subsidiaries:
Southwestern Public Service Company, a New Mexico corporation ("SPS"); Public Service Company of Colorado, a Colorado corporation ("PSCo"); Cheyenne Light, Fuel and Power Company, a Wyoming corporation ("Cheyenne"); Northern States Power Company, a Minnesota corporation ("NSP-Minnesota"); Northern States Power Company, a Wisconsin corporation ("NSP-W"); and Black Mountain Gas Company, a Minnesota corporation ("Black Mountain"). SPS serves approximately 385,000 electric customers in portions of the states of Texas, New Mexico, Oklahoma and Kansas. PSCo serves approximately 1.2 million electric customers and approximately 1.0 million gas customers in the state of Colorado. Cheyenne serves approximately 35,000 electric customers and 28,000 gas customers in and around Cheyenne, Wyoming. NSP-Minnesota serves approximately 1,240,000 electric customers in Minnesota, North Dakota and South Dakota and 385,000 gas customers in Minnesota, North Dakota and South Dakota. NSP-W serves approximately 219,510 electric customers and 83,000 gas customers in northern Wisconsin and the Upper Peninsula of Michigan. Black Mountain serves approximately 6,500 customers in Arizona.

    The Company has numerous non-utility subsidiaries, including NRG Energy, Inc., which are engaged in energy-related businesses.

    The Company was incorporated in 1909 under the laws of Minnesota as Northern States Power Company and changed its name to Xcel Energy Inc. upon the completion of the merger of Northern States Power Company and New Century Energies, Inc. (the "Merger") on August 18, 2000.

    Additional information concerning the Merger and our companies is included in Northern States Power Company's Annual Report on Form 10-K for the year ended December 31, 1999, New Century Energies' Annual Report on Form 10-K for the year ended December 31, 1999, and Xcel Energy's Current Report on Form 8-K dated August 21, 2000, which includes pooled financial information for the combined company, filed with the SEC and incorporated by reference into this Prospectus as discussed under the heading "WHERE YOU CAN FIND MORE INFORMATION."

                                USE OF PROCEEDS

    We will add the net proceeds from the sale of the Debt Securities to our general funds and use such proceeds for general corporate purposes, primarily to fund our operating units and subsidiaries and to repay outstanding short-term borrowings incurred in connection with the refunding of short-term debt at the utility operating companies. Our short-term borrowings aggregated approximately $1.5 billion as of June 30, 2000. The specific allocation of the proceeds of a particular series of the Debt Securities will be described in the Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                        12 MONTHS
                                                          ENDED                   YEAR ENDED DECEMBER 31,
                                                        JUNE 30,    ----------------------------------------------------
                                                          2000        1999       1998       1997       1996       1995
                                                        ---------   --------   --------   --------   --------   --------
Ratio of Earnings to Fixed Charges....................     2.3        2.4        3.0        2.6        3.6        3.9

    For purposes of computing the ratio of earnings to fixed charges,
(i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and
(ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

                         DESCRIPTION OF DEBT SECURITIES

    The description below contains summaries of selected provisions of the indenture under which the Debt Securities will be issued. These summaries are not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summaries have the meanings specified in the indenture.

    We are not required to issue future issues of debt securities under the indenture described in this Prospectus, and we are free to use other indentures or documentation, containing provisions different from those described in this Prospectus, in connection with future issues of other debt securities.

    The Debt Securities will be represented either by Global Securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable Prospectus Supplement. See "Book-Entry System" herein.

GENERAL

    The Debt Securities may be issued in one or more new series under an indenture (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, or any other trustee to be named, as trustee (the "Trustee"). The Debt Securities will be unsecured obligations of the Company and will rank on a parity with other unsecured indebtedness of the Company. Xcel Energy's obligations under the Debt Securities will be effectively subordinated to all existing and future liabilities of its subsidiaries. The amount of Debt Securities that we may issue under the Indenture is not limited.

    The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each issue of Debt Securities will specify:

    - the title, aggregate principal amount and offering price of such Debt Securities;

    - the interest rate or rates, or method of calculation of such rate or rates, on such Debt Securities, and the date from which such interest will accrue;

    - the dates on which such interest will be payable;

    - the record dates for payments of interest;

    - the date on which such Debt Securities will mature;

    - any redemption terms;

    - the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be repaid, in whole or in part, at the option of the holder thereof; and

    - other specific terms applicable to such Debt Securities.

    The applicable Prospectus Supplement also may describe certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount and certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof, except that the denomination of any Debt Security issued in the form of a Global Security will not exceed $400,000,000 without the approval of the Depository.

    Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us in such a transaction could require approval of federal utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in the Company, or a successor to the Company, having a highly leveraged capital structure.

REGISTRATION, TRANSFER AND EXCHANGE

    Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.06.)

    Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7.)

    In the event of any redemption of Debt Securities of any series, the Trustee will not be required to exchange or register a transfer of any Debt Securities of such series selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6.) See "BOOK-ENTRY SYSTEM."

PAYMENT AND PAYING AGENTS

    Principal of and interest and premium, if any, on Debt Securities issued in the form of Global Securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at such person's address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more Debt Securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12.) Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee.
(Section 2.12.)

    All monies paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Debt Security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 4.4.)

EVENTS OF DEFAULT

    The following constitute events of default under the Indenture:

    - default in the payment of principal of and premium, if any, on any Debt Security when due and payable whether at the stated maturity thereof, upon redemption thereof (provided that such redemption is not conditioned upon the deposit of sufficient moneys for such redemption) or upon declaration of acceleration or otherwise;

    - default in the payment of interest on any Debt Security when due which continues for 30 days;

    - default in the performance or breach of any other covenant or warranty of the Company in the Indenture and the continuation thereof for 60 days after written notice to the Company as provided in the Indenture; and

    - certain events of bankruptcy, insolvency or reorganization of the Company.

(Section 7.1.)

    If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Debt Securities may declare the principal amount of all Debt Securities to be due and payable immediately. At any time after an acceleration of the Debt Securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Debt Securities has been obtained, if the Company pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Debt Securities. (Section 7.1.)

    The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Trustee. (Section 9.2.) The holders of a majority in principal amount of the outstanding Debt Securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the Debt Securities. (Section 7.7.) Each holder of any Debt Security has the right to institute a proceeding with respect to the Indenture, but such right is subject to certain conditions precedent specified in the Indenture.
(Section 7.7.) The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Debt Securities, is required to give the holders of the Debt Securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Debt Securities, the Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 7.8.) The Company is required to deliver to the Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Indenture. (Section 5.5.)

MODIFICATION

    The Company and the Trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the stated maturity of any installment of principal of, or interest on, any Debt Security or any premium payable on the redemption thereof, or change the redemption price; (b) reduce the principal amount of, or the interest or premium payable on, any Debt Security or reduce the amount of principal that could be declared due and payable prior to the stated maturity;
(c) change the coin or currency of any payment of principal of, or any premium or interest on, any Debt Security; (d) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(e) reduce the percentage in principal amount of outstanding Debt Securities, the consent of the holders of which is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any past default to less than a majority. The Company and the Trustee may modify and amend the Indenture without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Indenture; (b) to add security for the Debt Securities; or (c) to make certain other modifications, generally of a ministerial or immaterial nature.
(Sections 12.1 and 12.2.)

DEFEASANCE AND DISCHARGE

    We may be discharged from all obligations in respect to the Debt Securities and the Indenture (except for certain obligations such as obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Debt Securities, money or United States government obligations (or any combination thereof) which will provide enough money to make all payments of principal of, and any premium and interest on, the Debt Securities on the dates such payments are due. In order to discharge such obligations, we must deliver to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture. Upon any discharge of our obligations as described above, the holders of Debt Securities must look only to such trust fund, and not us, for payments on the Debt Securities.
(Section 4.1.)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless (i) the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal and premium and interest on all the Debt Securities and our obligation to perform every covenant of the Indenture to be performed or observed by the Company and (ii) we or the successor or transferee corporation, as applicable, are not immediately following such merger, sale or transfer in default in the performance of any such covenant. Upon any such merger, sale or transfer of all or substantially all of the assets of the Company, the successor or transferee corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Indenture. The Indenture defines all or substantially all of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or conveyance during a calendar year of less than 50% of total assets without the consent of the holders of the Debt Securities. (Sections 11.1 and 11.2.)

RESIGNATION OR REMOVAL OF TRUSTEE

    The Trustee may resign at any time by notifying the Company in writing and specifying the day upon which the resignation is to take effect. Such resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10.)

    The holders of a majority in principal amount of the outstanding Debt Securities may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon notice to the holder of each Debt Security outstanding and appointment of a successor Trustee. (Section 8.10.)

CONCERNING THE TRUSTEE

    Wells Fargo Bank Minnesota, National Association is the Trustee. We maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for certain securities of our subsidiaries.

                               BOOK-ENTRY SYSTEM

    Each series of Debt Securities may be issued in the form of one or more Global Securities representing all or part of such series of Debt Securities. This means that we will not issue certificates for such series of Debt Securities to the holders. Instead a Global Security representing such series will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or its successor as depository (the "Depository") and registered in the name of the Depository or a nominee of the Depository.

    The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Securities. Unless it is exchanged in whole or in part for a certificated Security, a Global Security may not be transferred, except that the Depository, its nominees and their successors may transfer a Global Security as a whole to one another.

    Beneficial interests in Global Securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    We will wire principal, interest and any premium payments to the Depository or its nominee. We and the Trustee will treat the Depository or its nominee as the owner of the Global Security for all purposes, including any notices and voting. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a Global Security to owners of beneficial interests in a Global Security.

    Unless otherwise specified in the Prospectus Supplement, DTC will act as Depository for those Debt Securities issued as Global Securities. The Debt Securities will be registered in the name of Cede & Co. (DTC's partnership nominee).

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules that apply to DTC and its Direct or Indirect Participants are on file with the SEC.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the Global Security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with Securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a Global Security, and voting by Participants, will be governed by the standing instructions and customary practices between the Participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the Trustee.

    Debt Securities represented by a Global Security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

    - DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by us within 90 days; or

    - we determine not to require all of the Debt Securities of a series to be represented by a Global Security and notify the trustee of our decision.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    Any underwriters, dealers or agents of any Debt Securities may be Direct Participants of DTC.

                                 LEGAL OPINIONS

    Legal opinions relating to the Debt Securities will be rendered by Gary R. Johnson, 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota, counsel for the Company, and by Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a Prospectus Supplement. Gary R. Johnson is Vice President and General Counsel of the Company and is the beneficial owner of 141,989 shares of the Company's Common Stock. Matters pertaining to local laws will be passed upon by counsel for the Company and as to these matters Gardner, Carton & Douglas will rely on their opinions. Gardner, Carton & Douglas has acted from time to time as special counsel for the Company in connection with certain matters, including the Merger with New Century Energies.

                                    EXPERTS

    The supplemental consolidated financial statements of Xcel Energy Inc. as of December 31, 1999, included in the Company's Current Report on Form 8-K dated August 21, 2000, and the consolidated financial statements and schedule of New Century Energies, Inc. as of December 31, 1999, included in New Century Energies, Inc.'s Form 10-K for the year ended December 31, 1999, incorporated by reference in this registration statement and prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited consolidated condensed interim financial information for the quarters ended March 31, 2000 and June 30, 2000, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated condensed interim financial information because that report is not a "report" or a "part" of the registration statement and prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements of Northern States Power Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this Prospectus by reference to Northern States Power Company's Annual Report on Form 10-K for the year ended
December 31, 1999, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

    The Company intends to sell the Debt Securities to or through underwriters or dealers, and may also sell the Debt Securities directly to other purchasers or through agents, as described in the Prospectus Supplement relating to an issue of Debt Securities.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    In connection with the sale of the Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "1933 Act"). Any such person who may be deemed to be an underwriter will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

    Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

    No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                    PART II:

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of fees and expenses payable by the Registrant (other than underwriting discounts and commissions) in connection with the issuance of the New Bonds:

Registration fee under the Securities Act of 1933...........  $264,000
Fees of rating agencies.....................................   300,000
Printing and engraving......................................   100,000
Accounting services.........................................   140,000
Trustee's charges...........................................    10,000
Expenses and counsel fees for qualification or registration
  of the Securities under state securities laws.............    50,000
Miscellaneous, including traveling, telephone, copying,
  shipping,
  and other out-of-pocket expenses..........................    11,000
                                                              --------
    Total...................................................  $875,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes. The Company has entered into indemnity agreements with its directors that provide for indemnification consistent with the Minnesota statutes and the Company's Bylaws.

    The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 16.  EXHIBITS.

           EXHIBIT
             NO.            DESCRIPTION
    ---------------------   -----------
             1.01           Form of Underwriting Agreement.

             4.01           Form of Indenture from the Company to Wells Fargo Bank
                              Minnesota, National Association.

             5.01           Opinion of Gary R. Johnson as to legality of the Debt
                              Securities.

            12.01           Statement of Computation of ratio of earnings to fixed
                              charges.

            15.01           Letter on Unaudited Financial Information.

            23.01           Independent Accountants' Consent.

            23.02           Independent Accountants' Consent.

            23.03           Legal Counsel's Consent.

           EXHIBIT
             NO.            DESCRIPTION
    ---------------------   -----------
            24.01           Powers of Attorney.

            25.01           Form T-1 Statement of eligibility of Wells Fargo Bank
                              Minnesota, National Association to act as Trustee under
                              the Indenture.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 27th day of September, 2000.

                                                       XCEL ENERGY INC.

                                                       By:              /s/ E.J. MCINTYRE
                                                            -----------------------------------------
                                                            VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  JAMES J. HOWARD*
     -------------------------------------------       Chairman of the Board and    September 27, 2000
                   James J. Howard                       Director

                 WAYNE H. BRUNETTI*
     -------------------------------------------       President, Chief Executive   September 27, 2000
                  Wayne H. Brunetti                      Officer and Director

                   E.J. MCINTYRE*
     -------------------------------------------       Vice President and Chief     September 27, 2000
                    E.J. McIntyre                        Financial Officer

                   DAVID E. RIPKA*
     -------------------------------------------       Controller (Chief            September 27, 2000
                   David E. Ripka                        Accounting Officer)

                   CONEY BURGESS*
     -------------------------------------------       Director                     September 27, 2000
                  C. Coney Burgess

                DAVID A. CHRISTENSEN*
     -------------------------------------------       Director                     September 27, 2000
                David A. Christensen

                GIANNANTONIO FERRARI*
     -------------------------------------------       Director                     September 27, 2000
                Giannantonio Ferrari

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                ROGER R. HEMMINGHAUS*
     -------------------------------------------       Director                     September 27, 2000
                Roger R. Hemminghaus

                A. BARRY HIRSCHFELD*
     -------------------------------------------       Director                     September 27, 2000
                 A. Barry Hirschfeld

               DOUGLAS W. LEATHERDALE*
     -------------------------------------------       Director                     September 27, 2000
               Douglas W. Leatherdale

                  ALBERT F. MORENO*
     -------------------------------------------       Director                     September 27, 2000
                  Albert F. Moreno

                 MARGARET R. PRESKA*
     -------------------------------------------       Director                     September 27, 2000
                 Margaret R. Preska

                A. PATRICIA SAMPSON*
     -------------------------------------------       Director                     September 27, 2000
                 A. Patricia Sampson

                  ALLAN L. SCHUMAN*
     -------------------------------------------       Director                     September 27, 2000
                  Allan L. Schuman

                  RODNEY E. SLIFER*
     -------------------------------------------       Director                     September 27, 2000
                  Rodney E. Slifer

                 W. THOMAS STEPHENS*
     -------------------------------------------       Director                     September 27, 2000
                 W. Thomas Stephens

*By:                      E.J. MCINTYRE
             --------------------------------------          (Attorney-in-Fact)           September 27, 2000
                          E.J. McIntyre

                               INDEX TO EXHIBITS

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         1.01           Form of Underwriting Agreement.

         4.01           Form of Indenture from the Company to Wells Fargo Bank
                          Minnesota, National Association.

         5.01           Opinion of Gary R. Johnson as to legality of the Debt
                          Securities.

        12.01           Statement of Computation of ratio of earnings to fixed
                          charges.

        15.01           Letter on Unaudited Financial Information.

        23.01           Independent Accountants' Consent.

        23.02           Independent Accountants' Consent.

        23.03           Legal Counsel's Consent.

        24.01           Powers of Attorney.

        25.01           Form T-1 Statement of eligibility of Wells Fargo Bank
                          Minnesota, National Association to act as Trustee under the Indenture.